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                                                                 EXHIBIT 10.57B

                   [SHAMAN PHARMACEUTICALS, INC. LETTERHEAD]




                                 July 16, 1998



Ms. Robin Barnato
Director of Corporate Finance
GATX Capital
Four Embarcadero Center
Suite 2200
San Francisco, CA 94111

Dear Ms. Barnato:

     Shaman Pharmaceuticals, Inc. has filed a Registration Statement seeking to raise $16 million of new equity capital. As part of this offering, investors will receive a royalty on certain product sales in the form of a dividend. A copy of the Registration Statement is attached.

     Pursuant to the Loan and Security Agreement between Shaman Pharmaceuticals, Inc. (the "Borrower") and MMC/GATX Partnership No. I (the "Partnership") dated May 7, 1997, any payment of dividends requires the approval of MMC/GATX. By this letter, we are formally requesting approval from MMC/GATX for payment of the dividends on the proposed Series C Preferred Stock financing. Should MMC/GATX approve such payment of dividends, please sign and return one copy of the letter of my attention.

     Thank you for your consideration.

                                       Sincerely,

                                       /s/ Lisa A. Conte
                                       --------------------------------
                                       Lisa A. Conte
                                       President and CEO

Approval:

/s/ Brent R. Lindberg
----------------------------
By: Brent R.. Lindberg
Title: Vice President
Date: 27 July 1998

cc:  Jim Mitchell, Meier Mitchell & Co.